                                                                     Exhibit 8.1




                  [Letterhead of Simpson Thacher and Bartlett LLP]





                                 April 12, 2004


J.P. Morgan Chase & Co.
270 Park Avenue
New York, NY 10017



                         Re: J.P. Morgan Chase/Bank One

Ladies and Gentlemen:

            We have acted as counsel to J.P. Morgan Chase & Co., a Delaware corporation ("JPMorgan Chase"), in connection with the Agreement and Plan of Merger (including the exhibits thereto, the "Merger Agreement"), dated as of January 14, 2004, by and among JPMorgan Chase and Bank One Corporation, a Delaware corporation ("Bank One"), pursuant to which Bank One shall be merged with and into JPMorgan Chase (the "Merger") on the terms and conditions set forth therein. The time at which the Merger becomes effective is hereafter referred to as the "Effective Time." For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with the Registration Statement on Form S-4 (Registration No.333-112967) (the "Registration Statement") filed by JPMorgan Chase with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed Merger pursuant to the Merger Agreement to which this opinion appears as an exhibit.

            We have examined (i) the Merger Agreement, (ii) the Registration Statement, and (iii) the representation letters of JPMorgan Chase and Bank One delivered to us for purposes of this opinion (the "Representation Letters"). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all

J.P. Morgan Chase & Co.            -2-                            April 12, 2004

signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

            In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement,
(ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the factual statements and representations made by JPMorgan Chase and Bank One in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any factual statements and representations made in the Merger Agreement or the Representation Letters "to the knowledge of", or based on the belief of JPMorgan Chase or Bank One or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

            Based upon the foregoing, and subject to the qualifications and limitations stated herein and in the Registration Statement, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences of the Merger".

            We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

            We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name therein.

                                     Very truly yours,


                                     /s/ Simpson Thacher & Bartlett LLP